As filed with the Securities and Exchange Commission on February 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        INSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	1373 Boggs Drive Mount Airy, North Carolina 27030 (Address of principal executive offices)	56-0674867 (I.R.S. Employer Identification Number)

2015 EQUITY INCENTIVE PLAN

OF INSTEEL INDUSTRIES, INC.

                       (As Amended)

(Full title of the plan)

H.O. Woltz III

President and Chief Executive Officer

Insteel Industries, Inc.

1373 Boggs Drive

Mount Airy, North Carolina 27030

                    (336) 786-2141

(Name, address and telephone number, including area code,

of agent for service)

With copies to:

Christopher J. Gyves, Esq.

Womble Bond Dickinson (US) LLP

One West Fourth Street

Winston-Salem, North Carolina 27101

(336) 721-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common stock, no par value	750,000	$21.30	$15,975,000	$2,073.56

(1)

This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)

Pursuant to Rule 457(c) and Rule 457(h)(1), based on (i) the average ($21.30) of the high ($21.73) and low ($20.87) prices of the Company’s common stock on February 26, 2020, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

On February 11, 2020, at the 2020 Annual Meeting of Shareholders of Insteel Industries, Inc. (the “Company”), the Company’s shareholders approved an amendment to the 2015 Equity Incentive Plan of Insteel Industries, Inc. (as amended, the “Plan”), which amendment, among other things, increased the aggregate number of shares of common stock of the Company (“Common Stock”) that may be issued under the Plan to 1,650,000 (resulting in an increase of 750,000 shares available for issuance under the Plan). This Registration Statement is being filed to register the additional shares of Common Stock that may be offered or sold to participants under the Plan as a result of the amendment approved by shareholders on February 11, 2020.

STATEMENT OF INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-202128, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 17, 2015, relating to the offer and sale of Common Stock under the Plan, are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated herein by reference:

(a)     The Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, filed with the SEC on October 25, 2019 (the “2019 Annual Report”);

(b)     The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2019, filed with the SEC on January 16, 2020;

(c)     The Company’s Current Reports on Form 8-K filed with the SEC on November 12, 2019, December 19, 2019, February 11, 2020, and February 12, 2020;

(d)     The description of the Company’s Common Stock, no par value, contained in the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) with the SEC on November 4, 1992, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.4 to the 2019 Annual Report; and

(g)     All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Number	Description

4.1	Restated Articles of Incorporation for the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on May 2, 1985).

4.2	Articles of Amendment to the Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 3, 1988).

4.3

Articles of Amendment to the Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 1999 filed on May 14, 1999).

4.4

Articles of Amendment to the Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2010 filed on April 26, 2010).

4.5	Bylaws of the Company (as last amended December 19, 2016) (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on January 19, 2017).

4.6	Specimen Certificate of Stock (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed March 15, 2005 (File No. 333-123325)).

5	Opinion of Womble Bond Dickinson (US) LLP, as to the legality of the Common Stock being registered hereby.

23.1	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page).

99.1	2015 Equity Incentive Plan of Insteel Industries, Inc. (incorporated by reference to Exhibit 99 to the Company’s Registration Statement on Form S-8 filed on February 17, 2015 (File No. 333-202128)).

99.2	2019 Declaration of Amendment to 2015 Equity Incentive Plan of Insteel Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Insteel Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, on February 28, 2020.

INSTEEL INDUSTRIES, INC.

By:	/s/ H.O. Woltz III
H.O. Woltz III President and Chief Executive Officer

Each of the undersigned, being a director and/or officer of Insteel Industries, Inc. (the “Company”), hereby nominates, constitutes and appoints H.O. Woltz III and James F. Petelle, or either of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the SEC, a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of certain shares of the common stock, no par value, of the Company (the “Common Stock”) in connection with the 2015 Equity Incentive Plan of Insteel Industries, Inc., as amended, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of February 28, 2020.

/s/ H.O. Woltz III		/s/ Michael C. Gazmarian
Name:	H.O. Woltz III	Name:	Michael C. Gazmarian.
Title:	President, Chief Executive Officer	Title:	Vice President, Chief Financial Officer
	and Chairman of the Board		and Treasurer
	(principal executive officer)		(principal financial officer)

/s/ Scot R. Jafroodi		/s/ Abney S. Boxley III
Name:	Scot R. Jafroodi	Name:	Abney S. Boxley III
Title:	Chief Accounting Officer and	Title:	Director
Corporate Controller
(principal accounting officer)

/s/ Anne H. Lloyd		/s/ W. Allen Rogers II
Name:	Anne H. Lloyd	Name:	W. Allen Rogers II
Title:	Director	Title:	Director

/s/ Jon M. Ruth		/s/ Joseph A. Rutkowski
Name:	Jon M. Ruth	Name:	Joseph A. Rutkowski
Title:	Director	Title:	Director

/s/ G. Kennedy Thompson
Name:	G. Kennedy Thompson
Title:	Director